UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 4, 2010, the Board of ICF International, Inc. (the “Company”) adopted a new Code of Business Ethics and Conduct (the “Code”). The new Code, which updated and superceded the Company’s prior code, is a “code of ethics” consistent with Item 406(b) of Regulation S-K and is applicable to all officers, directors and employees of the Company. Among other items, the Code expanded the sections in relation to personal conflicts of interest providing specific examples for employees, and also greatly expanded its discussion regarding gift acceptance and giving in both a government and non-government context. A copy of the Code is attached hereto as Exhibit 14.1. The Code is also posted on the Company’s website at www.icfi.com.

Item 8.01	Other Events

On May 4, 2010, the Company’s Board also adopted an amended set of Corporate Governance Guidelines (the “Guidelines”) designed to take into account revisions to Board Committee charters and other developments adopted since the Guidelines were initially adopted in March 2009. A copy of the Guidelines are attached hereto as Exhibit 99.1. The Guidelines are also posted on the Company’s website at www.icfi.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

14.1	Code of Business Ethics and Conduct

99.1	Corporate Governance Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: May 7, 2010	By:	/s/ Ronald Vargo
Ronald Vargo
Executive Vice President and Chief Financial Officer